                                                                        EXHIBIT 99.3

PG&E CORPORATION
LONG-TERM INCENTIVE PROGRAM

FORM OF RESTRICTED STOCK AGREEMENT

                    PG&E CORPORATION, a California corporation, hereby grants shares of Restricted Stock to the Recipient named below.  The shares of Restricted Stock have been awarded under the PG&E Corporation Long-Term Incentive Program (the “LTIP”).  The terms and conditions of the Restricted Stock are set forth in this cover sheet and in the attached Restricted Stock Award Agreement (the “Agreement”).

Date of Award:           January 3, 2005

Name of Recipient:

Recipient’s Social Security Number:  _____-____-_____

Number of Shares of Restricted Stock Awarded:

Aggregate Fair Market Value of Restricted Stock on Date of Award:     $____________

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement. You and PG&E Corporation agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of the attached Agreement.  You are also acknowledging receipt of this Agreement and a copy of the prospectus describing the LTIP and the Restricted Stock dated January 1, 2005.

Recipient:
                                                                      (Signature)

Attachment

Please return your signed Agreement to PG&E Corporation, Human Resources,
One Market Street, Spear Street Tower, Suite 400, San Francisco, California 94105

PG&E CORPORATION
LONG-TERM INCENTIVE PROGRAM

RESTRICTED STOCK AGREEMENT

The LTIP and Other Agreements

This Agreement constitutes the entire understanding between you and PG&E Corporation regarding the Restricted Stock, subject to the terms of the LTIP.  Any prior agreements, commitments or negotiations are superseded.  In the event of any conflict or inconsistency between the provisions of this Agreement and the LTIP, the LTIP shall govern.

Grant of Restricted Stock

PG&E Corporation grants you the number of shares of Restricted Stock shown on the cover sheet of this Agreement.  The shares of Restricted Stock are subject to the terms and conditions of this Agreement and the LTIP.

Lapse of Restrictions

As long as you remain employed with PG&E Corporation (or any of its subsidiaries), the restrictions will lapse as to 25 percent of the total number of shares of Restricted Stock originally subject to this Agreement, as shown above on the cover sheet, on the first business day of January of each of the first, second, third and fourth years following the Date of Award (each such day an “Annual Lapse Date”).  Except as described below, all shares of Restricted Stock subject to this Agreement as to which the restrictions have not lapsed shall be forfeited upon termination of your employment.

Voluntary Termination

In the event that you terminate your employment with PG&E Corporation voluntarily, you will automatically forfeit to PG&E Corporation all of the shares of Restricted Stock as to which the restrictions have not lapsed subject to this Agreement as of the date of such Termination.

Termination for Cause

If your employment with PG&E Corporation (or any of its subsidiaries) is terminated by PG&E Corporation or the subsidiary for cause, you will automatically forfeit to PG&E Corporation all shares of Restricted Stock as to which the restrictions have not lapsed subject to this Agreement as of the date of such termination.  In general, termination for “cause” means termination of employment because of dishonesty, a criminal offense or violation of a work rule, and will be determined by and in the sole discretion of PG&E Corporation or the employing subsidiary.

Termination other than for Cause

If your employment with PG&E Corporation (or any of its subsidiaries) is terminated by PG&E Corporation or the subsidiary other than for cause before the restrictions on your Restricted Stock lapse, and you are an officer in Bands 1-5, the restrictions on your outstanding shares of Restricted Stock that would have lapsed during the period of the “Severance Multiple” under the applicable severance policy shall continue to lapse pursuant to the regular lapse schedule (or sooner, in the event of a Change in Control during such period). In the event of your involuntary termination other than for cause, if you are not an officer in Bands 1-5, the restrictions on your outstanding shares of Restricted Stock that would have lapsed within 12 months following such termination will continue to lapse pursuant to the regular lapse schedule (or sooner, in the event of a Change in Control during such period).  All other outstanding shares of Restricted Stock shall automatically be forfeited to PG&E Corporation upon such termination.

Retirement

In the event of your Retirement, the restrictions on your outstanding shares of Restricted Stock will continue to lapse as though your employment had continued subject to your continued compliance with certain post-employment restrictions.  You will be considered to have retired if you are age 55 or older on the date of termination and if you were employed by PG&E Corporation or any of its subsidiaries for at least five consecutive years ending on the date of termination of your employment.

Death/Disability

If your employment terminates due to your death or disability, the restrictions on all of your shares of Restricted Stock shall lapse on the next Annual Lapse Date.  In the event of a Change in Control of PG&E Corporation after such termination and before such next Annual Lapse Date, the restrictions as to all shares of Restricted Stock shall immediately lapse as described below under “Change in Control.”

Termination Due to Disposition of Subsidiary

If (1) your employment is terminated (other than for cause or your voluntary termination) by reason of a divestiture or change in control of a subsidiary of PG&E Corporation, which divestiture or change in control results in such subsidiary no longer qualifying as a subsidiary corporation under Section 424(f) of the Code or (2) if your employment is terminated (other than for cause or your voluntary termination) coincident with the sale of all or substantially all of the assets of a subsidiary of PG&E Corporation, the restrictions on all shares of Restricted Stock shall lapse on the next Annual Lapse Date.  In the event of a Change in Control of PG&E Corporation after such Termination and before such next Annual Lapse Date, the restrictions as to all shares of Restricted Stock shall immediately lapse as described below under “Change in Control.”

Escrow

The certificates for the Restricted Stock shall be deposited in escrow with the Corporate Secretary of PG&E Corporation to be held in accordance with the provisions of this paragraph.  Each deposited certificate shall be accompanied by any assignment documents PG&E Corporation may require you to execute.  The deposited certificates shall remain in escrow until such time as the certificates are to be released or otherwise surrendered for cancellation as discussed below.  Upon delivery of the certificates to PG&E Corporation, you shall be issued an instrument of deposit acknowledging the number of shares of Restricted Stock delivered in escrow to the Corporate Secretary of PG&E Corporation.

All dividends, if any, on the Restricted Stock shall be held in escrow and subject to the same restrictions as the shares to which they relate.

Release of Shares and Withholding Taxes

The shares of Restricted Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to PG&E Corporation:

  When the restrictions as to your shares of Restricted Stock lapse as described above, the certificates for such shares shall be released from escrow and delivered to you, at your request within thirty (30) days of the applicable Annual Lapse Date.

  Upon your Termination, any shares of Restricted Stock as to which the restrictions have not lapsed shall be forfeited and automatically surrendered to PG&E Corporation as provided herein.

Note that you must make arrangements acceptable to PG&E Corporation to satisfy withholding or other taxes that may be due before your shares will be released to you.  If you so elect, PG&E Corporation will assist you in selling your shares through a broker so that you can use the sales proceeds to satisfy applicable taxes.  You will receive the remaining proceeds in cash.  However, if you wish to receive the stock certificates in lieu of selling your shares, you will need to make arrangements to pay the applicable taxes either by check or through payroll deduction.  PG&E Corporation will notify you about how to instruct PG&E Corporation to sell your shares when the restrictions lapse or make other arrangements.

Change in Control	The restrictions on all of your outstanding shares of Restricted Stock shall automatically lapse and become nonforfeitable in the event there is a Change in Control of PG&E Corporation.
Code Section 83(b) Election

Under Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), the Fair Market Value of the Restricted Stock on the date any forfeiture restrictions applicable to such Restricted Stock lapse will be reportable as ordinary income at that time.  For this purpose, “forfeiture restrictions” include surrender to PG&E Corporation of Restricted Stock as described above.  You may elect to be taxed at the time the Restricted Stock is awarded to you, rather than when the restrictions lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Date of Award.  Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the Fair Market Value of the Restricted Stock increases after the date of purchase) as the forfeiture restrictions lapse.  YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT PG&E CORPORATION’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b).  YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A CODE SECTION 83(b) ELECTION.

Leaves of Absence

For purposes of this Agreement, if you are on an approved leave of absence from PG&E Corporation (or any of its subsidiaries), or a recipient of Company sponsored disability benefits, you will continue to be considered as employed.  If you do not return to active employment upon the expiration of your leave of absence or the expiration of your PG&E Corporation sponsored disability benefits, you will be considered to have voluntarily terminated your employment. See above under “Voluntary Termination.”

PG&E Corporation reserves the right to determine which leaves of absence will be considered as continuing employment and when your employment terminates for all purposes under this Agreement.

Voting and Other Rights

Subject to the terms of this Agreement, you shall have all the rights and privileges of a shareholder of PG&E Corporation while the Restricted Stock is held in escrow, including the right to vote.  As described above, all dividends, if any, on the Restricted Stock shall be held in escrow and subject to the same restrictions as the shares to which they relate.

Restrictions on Issuance	PG&E Corporation will not issue any Restricted Stock if the issuance of such Restricted Stock at that time would violate any law or regulation.
Restrictions on Resale and Hedge Transactions

By signing this Agreement, you agree not to sell any Restricted Stock before the restrictions lapse or sell any shares acquired under this award at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale.  In particular, in connection with any underwritten public offering by PG&E Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, you shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares acquired under this award without the prior written consent of PG&E Corporation or its underwriters, for such period of time after the effective date of such registration statement as may be requested by PG&E Corporation or the underwriters.

If the sale of shares acquired under this award is not registered under the Securities Act of 1933, but an exemption is available which requires an investment or other representation and warranty, you shall represent and agree that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations and warranties as are deemed necessary or appropriate by PG&E Corporation and its counsel.

By your acceptance of the award, you agree that while the Restricted Stock is subject to restrictions, you will not enter into a corresponding hedging transaction relating to PG&E Corporation’s stock nor engage in any short sale of PG&E Corporation’s stock.  This prohibition shall not apply to transactions effected through PG&E Corporation’s benefit plans that provide an opportunity to invest in Company stock or which provide compensation based on the price of Company stock.

No Retention Rights

This Agreement is not an employment agreement and does not give you the right to be retained by PG&E Corporation (or its subsidiaries).  Except as otherwise provided in an applicable employment agreement, the Company (or any of its subsidiaries) reserves the right to terminate your employment at any time and for any reason.

Legends

All certificates representing the Restricted Stock issued under this award shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN PG&E CORPORATION AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST.  A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF PG&E CORPORATION AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY OF PG&E CORPORATION BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the LTIP.